UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 15, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8−K is being filed to reflect changes to Roper Industries, Inc.'s (the "Company") accounting for convertible debt to retrospectively apply the provisions of Financial Accounting Standards Board Staff Position APB 14-1 (FSP APB 14-1), “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

The Company has revised its presentation of its convertible debt and related interest expense to reflect this change and has retrospectively adjusted all comparative prior period information on this basis. The Company is filing this Current Report on Form 8−K solely to reflect the impact of the adoption of this standard on previously issued financial statements. Information in this Current Report on Form 8-K updates the following sections of the Company’s 2008 Form 10−K solely to reflect the adoption of FSP APB 14-1:

•	Part II, Item 6. Selected Consolidated Financial Data,

•	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and

•	Part II, Item 8. Consolidated Financial Statements.

This Current Report on Form 8-K does not purport to modify or update disclosures in the Company’s 2008 Form 10-K except as described above. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Form 10-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Company’s 2008 Form 10-K, including any amendments to those filings.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable

(d) Exhibits.

99.1 Updated Selected Consolidated Financial Data, Managements Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Vice President and Chief Financial Officer	Date: May 15, 2009